UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 30, 2004


                                  ROLLINS, INC.
             (Exact name of registrant as specified in its charter)

                                     1-4422
                            (Commission File Number.)

          Delaware                                      51-0068479
(State or other jurisdiction               (I.R.S. Employer Identification No.)
      of incorporation)

                   2170 Piedmont Road, N.E., Atlanta, Georgia
                    (Address of principal executive offices)

                                      30324
                                   (Zip Code)


                                 (404) 888-2000
              (Registrant's telephone number, including area code)


                   ------------------------------------------

On May 17, 2004, Rollins, Inc. filed with the Securities and Exchange Commission (the "Commission") a Report on Form 8-K (the "Initial 8-K Report") with respect to its acquisition on April 30, 2004, of substantially all of the assets of Western Pest Services (the "Seller"). In accordance with Item 7(a)(4) of Form 8-K, the Initial 8-K Report did not include the historical Seller financial statements or the unaudited pro forma combined financial information of Rollins (collectively, the "Financial Information") and instead contained an undertaking to file the Financial Information with the Commission in an amendment to the Initial 8-K Report as soon as practicable, but not later than July 16, 2004. This amendment is being filed for the purpose of satisfying the Registrant's undertaking to file the Financial Information, and this amendment should be read in conjunction with the Initial 8-K Report.

ITEM 7.  Financial Statements and Exhibits.

The following financial statements, pro forma financial information and exhibits were filed as part of this report:

(a) Financial Statements of Western Indutries, Inc. pursuant to Rule 3-05 of Regulation S-X:

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Western Industries, Inc.


We have audited the accompanying consolidated balance sheet of Western Industries, Inc. and subsidiaries as of December 31, 2003 and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Western Industries, Inc. and subsidiaries at December 31, 2003 and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                                       /s/ WISS & COMPANY, LLP
                                                       -----------------------
                                                       WISS & COMPANY, LLP


Livingston, New Jersey
May 10, 2004


                                      WESTERN INDUSTRIES, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                                   (in Thousands)

                                                                                                    December 31,
                                                                                                       2003
                                                                                              -----------------------
                                         ASSETS
CURRENT ASSETS:
   Cash and equivalents                                                                        $        5,476
   Securities available-for-sale                                                                        2,542
   Accounts receivable, less allowance for doubtful accounts of $510                                    6,843
   Inventories                                                                                          2,886
   Materials and supplies                                                                               1,618
   Prepaid expenses and other current assets                                                            1,768
   Advances to affiliates                                                                                 379
   Refundable income taxes                                                                                  3
   Deferred income taxes                                                                                  494
                                                                                              -----------------------
        Total Current Assets                                                                           22,009
                                                                                              -----------------------
PROPERTY, PLANT AND EQUIPMENT                                                                           5,130
                                                                                              -----------------------
OTHER ASSETS:
   Cash surrender value of life insurance, less related loans of $266                                   4,692
   Intangible assets                                                                                    2,284
   Deferred compensation plan                                                                           3,723
   Other assets                                                                                           310
                                                                                              -----------------------
        Total Other Assets                                                                             11,009
                                                                                              -----------------------
        Total Assets                                                                           $       38,148
                                                                                              =======================

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                                       $       12,799
   Income taxes payable                                                                                   508
   Current portion of long-term debt                                                                      205
   Current portion of deferred compensation                                                               101
   Deferred revenues                                                                                    8,797
                                                                                              -----------------------
        Total Current Liabilities                                                                      22,410
                                                                                              -----------------------

OTHER LIABILITIES:
   Deferred compensation plan, less current portion                                                    5,687
   Long-term debt, less current portion                                                                1,837
   Deferred income taxes                                                                                  23
   Deferred revenues                                                                                     532
                                                                                              -----------------------
        Total Liabilities                                                                              8,079
                                                                                              -----------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common stock                                                                                          885
   Retained earnings                                                                                   5,089
   Accumulated other comprehensive income                                                              1,685
                                                                                              -----------------------
        Total Stockholders' Equity                                                                     7,659
                                                                                              -----------------------
        Total Liabilities and Stockholders' Equity                                             $      38,148
                                                                                              =======================

The accompanying notes to the financial statements are an integral part of this statement.


                              WESTERN INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                                           (in Thousands)

                                                                                 Year Ended
                                                                                December 31,
                                                                                    2003
                                                                       --------------------------------
REVENUES:
   Net sales                                                            $           96,906
   Agency fees                                                                       1,468
                                                                       --------------------------------
                                                                                    98,374
                                                                       --------------------------------
COSTS AND EXPENSES:
   Cost of services rendered and products sold                                      53,722
   Depreciation and amortization                                                     1,686
   Selling, general and administrative                                              42,021
   Interest and other income, net                                                     (198)
                                                                       --------------------------------
                                                                                    97,231
                                                                       --------------------------------

INCOME BEFORE INCOME TAXES                                                           1,143
                                                                       --------------------------------

INCOME TAXES:
   Current                                                                             518
   Deferred                                                                           (205)
                                                                       --------------------------------
                                                                                       313
                                                                       --------------------------------
NET INCOME                                                                             830
                                                                       ================================
OTHER COMPREHENSIVE INCOME -
   Unrealized gain on securities available-for-sale                                    633
                                                                       --------------------------------
COMPREHENSIVE INCOME                                                    $            1,463
                                                                       ================================

The accompanying notes to the financial statements are an integral part of this statement.


                                    WESTERN INDUSTRIES, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                                 (in Thousands)

                                                                                                   Year Ended
                                                                                                  December 31,
                                                                                                      2003
                                                                                                ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                    $       830
   Adjustments to reconcile net income to net cash flows from operating activities:
   cash flows from operating activities:
        Depreciation and amortization                                                                  1,687
        Deferred income taxes                                                                           (205)
        Interest credited to long-term debt                                                               94
        Gain on sale of property                                                                        (153)
        Provision for losses on accounts receivable                                                      398
        Provision for insurance reserve                                                                1,546
        Changes in operating assets and liabilities:
          Accounts receivable                                                                           (954)
          Inventories                                                                                    775
          Materials and supplies                                                                        (191)
          Prepaid expenses and other current assets                                                      211
          Refundable income taxes                                                                         27
          Other assets                                                                                    54
          Accounts payable and accrued expenses                                                          331
          Deferred revenue                                                                             1,358
          Income taxes payable                                                                           166
                                                                                                ------------------
               Net cash flows from operating activities                                                5,974
                                                                                                ==================
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment                                                           (716)
   Payments received on notes receivable                                                                 12
   Proceeds from sale of property, plant and equipment                                                  546
   Purchase of available-for-sale securities                                                            (65)
   Cash surrender value of life insurance                                                              (614)
   Advances to affiliates                                                                               (29)
   Cost of customer lists and computer software                                                        (375)
                                                                                                ------------------
               Net cash flows from investing activities                                              (1,241)
                                                                                                ==================
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term debt                                                                          47
   Payments of long-term debt                                                                          (522)
   Payment of dividends                                                                              (3,628)
                                                                                                ------------------
               Net cash flows from financing activities                                              (4,103)
                                                                                                ==================
NET CHANGE IN CASH AND EQUIVALENTS                                                                      630
CASH AND EQUIVALENTS, BEGINNING OF YEAR                                                               4,846
                                                                                                ------------------
CASH AND EQUIVALENTS, END OF YEAR                                                                $    5,476
                                                                                                ==================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Income taxes paid                                                                             $      328
   Interest paid                                                                                 $      206
   Non-cash investing activity:
     Unrealized gain on securities available-for-sale                                            $      633
                                                                                                ==================

The accompanying notes to the financial statements are an integral part of this statement.

                    WESTERN INDUSTRIES, INC. AND SUBSIDIARIES
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                              Dollars in Thousands

Note 1 -  Nature of the Business and Summary of Significant Accounting Policies:

     Principles of Consolidation - The consolidated financial statements include the accounts of Western Industries, Inc. and its wholly-owned subsidiaries (the "Company"). All significant intercompany transactions have been eliminated upon consolidation.

     Nature of the Business - The Company is engaged in pest control and the distribution of pesticides and chemicals. The Company primarily operates in the Mid-Atlantic states and Florida and is headquartered in Parsippany, New Jersey.

     Revenues - The Company's revenue recognition policies are designed to recognize revenues at the time services are performed. For certain revenue types, because of the timing of billing and the receipt of cash versus the timing of performing services, certain accounting estimates are utilized. Residential and commercial pest control services are primarily recurring in nature on a monthly or tri-monthly basis, while certain types of commercial customers may receive multiple treatments within a given month. In general, residential pest control customers sign an initial one-year contract, and revenues are recognized at the time services are performed. For commercial pest control customers, the Company offers a discount for those customers who prepay for a full year of services. The Company defers recognition of these advance payments and recognizes the revenue as the services are rendered. The Company classifies the discounts related to the advance payments as a reduction in revenues.

     Termite baiting revenues are recognized on the delivery of units method. At the inception of a new baiting services contract upon quality control review of the installation, the Company recognizes revenue for the delivery of the monitoring stations, initial directed liquid termiticide treatment and installation of the monitoring services. The amount deferred for the undelivered monitoring element is then recognized as income on a straight-line basis over the remaining contract term, which results in recognition of revenue in a pattern that approximates the timing of performing monitoring visits. Baiting renewal revenue is deferred and recognized over the annual contract period on a straight line basis that approximates the timing of performing the required monitoring visits. Traditional termite treatments are recognized as revenue at the time services are performed. Traditional termite contract renewals are recognized as revenues when corresponding service is provided.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Equivalents - The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Securities Available-for-Sale - Securities available for sale are reported at their fair values and consist of equity securities not classified as trading securities or as securities to be held to maturity. Unrealized holding gains and losses are included in other comprehensive income.

     Inventories - Inventories consist principally of pesticides and are stated at the lower of cost (last-in, first-out method [LIFO]) or market. If the first-in, first-out [FIFO] method of inventory accounting had been used, inventories would have been approximately $850 higher than reported at December 31, 2003, and net income for 2003 would have increased by approximately $10.

     Materials and Supplies - Materials and supplies are stated at cost and are to be used in pest control applications.

     Property, Plant and Equipment - Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets which range from three to forty years. Repairs and maintenance costs are expensed as incurred; major renewals and betterments are capitalized. When assets are disposed of, the assets and related allowances for depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

     Insurance - The Company self-insures, up to specified limits, certain risks related to general liability, workers' compensation and vehicle liability. The estimated costs of existing and future claims under the self-insurance program are accrued based upon historical trends as incidents occur, whether reported or unreported (although actual settlement of the claims may not be made until future periods) and may be subsequently revised based on developments relating to such claims. The Company contracts an independent third party actuary to provide the Company a range of estimated liability based upon historical claims information. The actuarial study is a major consideration, along with Management's knowledge of changes in business practice and existing claims compared to current balances. The reserve is established based on all these factors. Management's judgment is inherently subjective and a number of factors are outside Management's knowledge and control. Additionally, historical information is not always an accurate indication of future events.

     Accrual for Termite Contract Damages - Accrual for termite contract damages represents the estimated costs of reapplications, repair claims, associated labor, chemicals and other costs. The Company contracts an independent third party actuary to provide the Company a range of estimated liability based upon historical claims information. The actuarial study is a major consideration in determining the accrual balance along with Management's knowledge of changes in business practices, contract changes, ongoing claims and termite remediation trends. The reserve is established based on all these factors. Management makes judgments utilizing these operational factors but recognizes that they are inherently subjective due to the difficulty in predicting settlements and awards. Other factors that may impact future cost include chemical life expectancy and governmental regulation.

     Intangible Assets - Intangible assets at December 31, 2003, are stated at cost and consist principally of customer lists, computer software and non-compete agreements which are being amortized over fifteen, five and ten years, respectively, and goodwill which is tested for impairment annually for possible reduction in fair value below its carrying amount. The Company conducted the required impairment review in 2003, and determined that no impairment existed.

     Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. In management's opinion, cash and cash equivalents are with high credit quality financial institutions and concentration of credit risk is limited. At times, cash balances may exceed insured limits. The Company periodically reviews its trade receivables and establishes an allowance for uncollectible accounts. Management feels the credit risk beyond the established allowance is limited.

     Vendor Concentration - Purchases from one unaffiliated supplier comprised approximately 13% of the Company's net purchases in 2003.

     Retirement Plan - The Company has a 401(k) retirement savings plan (the "Plan") for all of its employees who meet certain eligibility criteria whereby it contributes 3% of employee annual compensation. The Plan also requires the Company to contribute 50% of employee contributions limited to 1.5% on the first 3% of employee compensation. The Plan also contains a feature allowing additional contributions from Company profits which may be awarded each year at the discretion of management. These amounts are allocated to participants based on the ratio of the participant's compensation to the total compensation of all participants.

     Company 401(k) and profit sharing contributions totaled $1,920 in 2003.

     Deferred Compensation Plan - The Company has a Deferred Compensation Plan providing certain employees with the opportunity to participate in the program. Under the program, participants may defer up to 20% of their base compensation and up to 100% of bonuses earned. Amounts deferred are invested by the Company. The assets of the plan are segregated and consists of various marketable securities and other liquid assets as determined by the participants, and remain the sole property of the Company until such time when the amounts are distributed to the participants. The program is not qualified under Section 401 of the Internal Revenue Code.

     In addition, the Company has certain agreements with four of its current or retired executives whereby the Company will make or continue payments upon retirement of the respective individual for a ten year period (Note 8).

     Deferred Revenues - Deferred termite reinspection revenue of $3,504 at December 31, 2003 relate to contracts which expire beginning after December 31, 2003. The related property is inspected annually; if infestation or reinfestation is determined to have occurred, the Company will treat or re-treat the property. In the opinion of management, the deferred revenues are sufficient to cover prospective costs.

     Deferred service contract revenue of $5,825 as of December 31, 2003, resulted from the sale of service contracts payable in advance. Revenue is recognized when contractual requirements are performed, while any portion of the sales price applicable to succeeding years is deferred.

     Income Taxes - Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     The Company (except for two of its subsidiaries) has elected under Section 1361 of the Internal Revenue Code and under certain state statutes to be taxed as an S Corporation. Under these provisions, all earnings and losses of the Company for federal and state income tax reporting purposes are reported on the income tax returns of the shareholders. Other than the two subsidiaries referred to above, no provision has been made for federal income taxes. The Company is subject to state income taxes at a reduced rate.

     Advertising Costs - Advertising costs are charged to operations as incurred and totaled approximately $2,900 in 2003.

     New Accounting Standard - In January 2003, as revised in December 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). Under that interpretation, certain entities known as "Variable Interest Entities" (VIE) must be consolidated by the "primary beneficiary" of the entity. The primary beneficiary is generally defined as having the majority of the risks and rewards arising from the VIE. For VIE's in which a significant (but not majority) variable interest is held, certain disclosures are required. The measurement principles of this interpretation will be effective for the Company's December 31, 2004 financial statements.

     At December 31, 2003, the Company is a beneficiary in three entities that were formed in connection with its operations. Due to the sale of the Company's principal operations (Note 8) in 2004, the Company currently is evaluating the classification of these entities under FIN 46. At December 31, 2003, the maximum exposure to loss was approximately $9,000.

Note 2 - Securities Available-for-Sale:

     Securities available-for-sale at December 31, 2003, consist of equity securities having a cost basis of $858 and unrealized gains of $1,685.

Note 3 -  Property, Plant and Equipment:

     Property, plant and equipment consist of the following:

                                             December 31,
                                                 2003
                                             ------------
Land                                          $    530
Buildings and improvements                       4,633
Office furniture and equipment                   4,080
Service equipment                                3,102
                                             ------------
                                                12,345
Less: Accumulated depreciation                   7,215
                                             ------------
                                              $  5,130
                                             ============

     Depreciation expense for 2003 totaled $1,099.

Note 4 -  Intangible Assets:

     Intangible assets consist of the following:

                                                    December 31,
                                                        2003
                                                    ------------
Customer lists                                       $  2,348
Computer software                                       1,067
Non-compete agreements                                    819
Goodwill                                                  120
Other                                                      94
                                                    ------------
                                                        4,448
Less: Accumulated amortization                          2,164
                                                    ------------
                                                     $  2,284
                                                    ============

Note 5 -  Accounts Payable and Accrued Expenses:

     Accounts payable and accrued expenses consist of the following:

                                                               December 31,
                                                                   2003
                                                               ------------

Accounts payable                                                $   2,001
Accrued payroll and bonuses                                         5,357
Accrued insurance costs                                             2,221
Accrued profit sharing and 401(k) contributions                     1,659
Accrual for termite contract damages                                  293
Other accrued expenses                                              1,268
                                                               ------------
                                                                $  12,799
                                                               ============

Note 6 -  Long-term Debt:

     Long-term debt at December 31, 2003, consists of the following:


     First   mortgage   payable   in   monthly   installments   plus   interest,
collateralized by land and buildings:

                       Monthly      Interest          Due           December 31,
    Property         Installment      Rate            Date              2003
-------------------------------------------------------------------------------
Richmond, VA           $     2        8.20%      January 2009        $    119
Wilmington, DE               1         7.6       December 2012             60
Fairfax, VA                  3         8.0         March 2013             281
Paramus, NJ                  2        7.75       November 2009            190

Note bearing interest at 8.5% per annum, payable
interest only to 2005, when principal is due                            1,198
Other notes payable, due through 2005                                     194
                                                                     ----------
                                                                        2,042
Less: Current maturities                                                  205
                                                                     ----------
                                                                     $  1,837
                                                                     ==========

     Long-term debt at December 31, 2003, matures as follows:

                                Year Ending December 31,
                                -------------------------
              2004                   $      205
              2005                        1,332
              2006                           74
              2007                           75
              2008                           76
       2009 and thereafter                  280
                                    ------------
                                     $    2,042
                                    ============

Note 7 -  Commitments, Contingencies and Related Party Transactions:

     Leases - The Company leases office space and motor vehicles under various operating leases, expiring through 2007, and seven offices leased on a month-to-month basis, from companies owned by its officers and stockholders. The leases provide for payment of real estate taxes, insurance, maintenance and repairs. Future minimum lease payments under all noncancelable operating leases with an initial or remaining lease term in excess of one year are as follows:

                                    Year Ending December 31,
                                    ------------------------
              2004                        $     3,442
              2005                              2,240
              2006                              1,419
              2007                                359
                                         -------------
                                          $     7,460
                                         =============

     Rent expense totaled $4,363 in 2003, including $313 to affiliates.

     Advances due from the above affiliates at December 31, 2003, totaled $379, and bear interest at prime (4% at December 31, 2003).

     Litigation - The Company is a defendant in a legal action pending in the Supreme Court of New York, County of Bronx, under which the plaintiff is seeking monetary damages of $1,000. The Company has filed a motion to dismiss and intends to defend itself vigorously. The motion to dismiss and a scheduled date for hearing are pending. The final outcome of the litigation cannot presently be determined.

     The Company has been served a summons and complaint in connection with a wrongful death claim against a facility located in Florida serviced by the Company. The plaintiff is pursuing this claim against the facility in which the Company is presently not a named party. The final outcome of this matter and possible loss, if any, cannot presently be determined.

     The Company is subject to various other legal proceedings arising in the ordinary course of business. It is not possible at this time to predict the outcome of the unsettled legal actions; however, in the opinion of management, the disposition of such matters will not have a material adverse effect on the consolidated financial statements.

     Environmental Costs - The Company expenses environmental costs related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. Expenditures which extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. The Company determines its liabilities on a site-by-site basis and records a liability at the time when it is probable and can be reasonably estimated. The estimated liability is not discounted or reduced for possible recoveries from insurance carriers. The Company has accrued $450 for estimated environmental remediation costs at December 31, 2003.

Note 8 -  Subsequent Event:

     On April 30, 2004, the Company sold its pest-control operations and certain other assets for approximately $110.0 million receiving cash and marketable securities.

     In conjunction with the sale of the pest-control operations, the Company agreed to pay three of the four employees under its deferred compensation agreement, the present value of their future retirement benefits totaling approximately $950. The fourth employee, who retired in 2001, will be paid $101 per annum through 2022.


                                      WESTERN INDUSTRIES, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                                   (in Thousands)

                                                                                                    March 31,
                                                                                                       2004
                                                                                                   (Unaudited)
                                         ASSETS                                               ------------------------
CURRENT ASSETS:
   Cash and equivalents                                                                        $        6,376
   Securities available-for-sale                                                                        2,627
   Accounts receivable, less allowance for doubtful accounts of $555                                    8,021
   Inventories                                                                                          3,213
   Materials and supplies                                                                               1,755
   Prepaid expenses and other current assets                                                            1,998
   Advances to affiliates                                                                                 393
   Refundable income taxes                                                                                126
   Deferred income taxes                                                                                  501
                                                                                              ------------------------
        Total Current Assets                                                                           25,010
                                                                                              ------------------------
PROPERTY, PLANT AND EQUIPMENT
                                                                                                        5,228
                                                                                              ------------------------
OTHER ASSETS:
   Cash surrender value of life insurance, less related loans of $266                                   3,954
   Intangible assets                                                                                    2,259
   Deferred compensation plan                                                                           4,170
   Other assets                                                                                           309
                                                                                              ------------------------
        Total Other Assets                                                                             10,692
                                                                                              ------------------------
        Total Assets                                                                           $       40,930
                                                                                              ========================

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                                       $       15,536
   Income taxes payable                                                                                   380
   Current portion of long-term debt                                                                      169
   Current portion of deferred compensation                                                               101
   Deferred revenues                                                                                    7,816
                                                                                              ------------------------
        Total Current Liabilities                                                                      24,002
                                                                                              ------------------------

OTHER LIABILITIES:
   Deferred compensation plan, less current portion                                                     6,109
   Long-term debt, less current portion                                                                   569
   Deferred income taxes                                                                                   23
   Deferred revenues                                                                                      576
                                                                                              ------------------------
        Total Liabilities                                                                               7,277
                                                                                              ------------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common stock                                                                                           885
   Retained earnings                                                                                    7,004
   Accumulated other comprehensive income                                                               1,762
                                                                                              ------------------------
        Total Stockholders' Equity                                                                      9,651
                                                                                              ------------------------
        Total Liabilities and Stockholders' Equity                                             $       40,930
                                                                                              ========================

The accompanying notes to the financial statements are an integral part of this statement.


                    WESTERN INDUSTRIES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                                  (Unaudited)
                                 (in Thousands)

                                                                                Three Months
                                                                               Ended March 31,
                                                                                    2004
                                                                       --------------------------------
REVENUES:
   Net sales                                                            $           24,330
   Agency fees                                                                         312
                                                                       --------------------------------
                                                                                    24,642
                                                                       --------------------------------
COSTS AND EXPENSES:
   Cost of services rendered and products sold                                      13,239
   Depreciation and amortization                                                       401
   Selling, general and administrative                                               8,803
   Interest and other income, net                                                       23
                                                                       --------------------------------
                                                                                    22,466
                                                                       --------------------------------

INCOME BEFORE INCOME TAXES                                                           2,176
                                                                       --------------------------------

INCOME TAXES:
   Current                                                                              40
   Deferred                                                                             (8)
                                                                       --------------------------------
                                                                                        32
                                                                       --------------------------------
NET INCOME                                                                           2,144
                                                                       ================================
OTHER COMPREHENSIVE INCOME -
   Unrealized gain on securities available-for-sale                                     77
                                                                       --------------------------------
COMPREHENSIVE INCOME                                                    $            2,221
                                                                       ================================

The accompanying notes to the financial statements are an integral part of this statement.


                    WESTERN INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (Unaudited)
                                 (in Thousands)

                                                                                                   Three Months
                                                                                                  Ended March 31,
                                                                                                       2004
                                                                                                ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                    $     2,144
   Adjustments to reconcile net income to net cash flows from operating activities:
   cash flows from operating activities:
        Depreciation and amortization                                                                    401
        Deferred income taxes                                                                             (8)
        Provision for losses on accounts receivable                                                       44
        Changes in operating assets and liabilities:
          Accounts receivable                                                                         (1,222)
          Inventories                                                                                   (327)
          Materials and supplies                                                                        (137)
          Prepaid expenses and other current assets                                                     (232)
          Refundable income taxes                                                                       (123)
          Deferrred compensation plan assets                                                            (447)
          Deferrred compensation plan payable                                                            442
          Accounts payable and accrued expenses                                                        2,736
          Deferred revenue                                                                              (935)
          Income taxes payable                                                                          (128)
                                                                                                ------------------
               Net cash flows from operating activities                                                2,188
                                                                                                ==================
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment                                                            (462)
   Payments received on notes receivable                                                                   2
   Purchase of available-for-sale securities                                                              (8)
   Cash surrender value of life insurance                                                                738
   Advances to affiliates                                                                                (14)
   Cost of customer lists and computer software                                                          (10)
                                                                                                ------------------
               Net cash flows from investing activities                                                  246
                                                                                                ==================
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments of long-term debt                                                                         (1,304)
   Payment of dividends                                                                                 (230)
                                                                                                ------------------
               Net cash flows from financing activities                                               (1,534)
                                                                                                ==================
NET CHANGE IN CASH AND EQUIVALENTS                                                                       900
CASH AND EQUIVALENTS, BEGINNING OF YEAR                                                                5,476
                                                                                                ------------------
CASH AND EQUIVALENTS, END OF YEAR                                                                $     6,376
                                                                                                ==================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                                                                 $      291
   Non-cash investing activity:
     Unrealized gain on securities available-for-sale                                            $       77
                                                                                                ==================

The accompanying notes to the financial statements are an integral part of this statement.

                    WESTERN INDUSTRIES, INC. AND SUBSIDIARIES
                        NOTES TO THE FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004
                              Dollars in Thousands

Note 1 -  Nature of the Business and Summary of Significant Accounting Policies:

     Principles of Consolidation - The consolidated financial statements include the accounts of Western Industries, Inc. and its wholly-owned subsidiaries (the "Company"). All significant intercompany transactions have been eliminated upon consolidation.

     Nature of the Business - The Company is engaged in pest control and the distribution of pesticides and chemicals. The Company primarily operates in the Mid-Atlantic states and Florida and is headquartered in Parsippany, New Jersey.

     Interim Reporting - The interim financial statements included herein reflect all adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the interim period presented. Such adjustments consist solely of normal recurring accruals. Results for interim periods are not necessarily indicated of results for a full year.

     Revenues - The Company's revenue recognition policies are designed to recognize revenues at the time services are performed. For certain revenue types, because of the timing of billing and the receipt of cash versus the timing of performing services, certain accounting estimates are utilized. Residential and commercial pest control services are primarily recurring in nature on a monthly or tri-monthly basis, while certain types of commercial customers may receive multiple treatments within a given month. In general, residential pest control customers sign an initial one-year contract, and revenues are recognized at the time services are performed. For commercial pest control customers, the Company offers a discount for those customers who prepay for a full year of services. The Company defers recognition of these advance payments and recognizes the revenue as the services are rendered. The Company classifies the discounts related to the advance payments as a reduction in revenues.

     Termite baiting revenues are recognized on the delivery of units method. At the inception of a new baiting services contract upon quality control review of the installation, the Company recognizes revenue for the delivery of the monitoring stations, initial directed liquid termiticide treatment and installation of the monitoring services. The amount deferred for the undelivered monitoring element is then recognized as income on a straight-line basis over the remaining contract term, which results in recognition of revenue in a pattern that approximates the timing of performing monitoring visits. Baiting renewal revenue is deferred and recognized over the annual contract period on a straight line basis that approximates the timing of performing the required monitoring visits. Traditional termite treatments are recognized as revenue at the time services are performed. Traditional termite contract renewals are recognized as revenues when corresponding service is provided.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Equivalents - The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Securities Available-for-Sale - Securities available for sale are reported at their fair values and consist of equity securities not classified as trading securities or as securities to be held to maturity. Unrealized holding gains and losses are included in other comprehensive income.

     Inventories - Inventories consist principally of pesticides and are stated at the lower of cost (last-in, first-out method [LIFO]) or market.

     Materials and Supplies - Materials and supplies are stated at cost and are to be used in pest control applications.

     Property, Plant and Equipment - Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets which range from three to forty years. Repairs and maintenance costs are expensed as incurred; major renewals and betterments are capitalized. When assets are disposed of, the assets and related allowances for depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

     Insurance - The Company self-insures, up to specified limits, certain risks related to general liability, workers' compensation and vehicle liability. The estimated costs of existing and future claims under the self-insurance program are accrued based upon historical trends as incidents occur, whether reported or unreported (although actual settlement of the claims may not be made until future periods) and may be subsequently revised based on developments relating to such claims. The Company contracts an independent third party actuary to provide the Company a range of estimated liability based upon historical claims information. The actuarial study is a major consideration, along with Management's knowledge of changes in business practice and existing claims compared to current balances. The reserve is established based on all these factors. Management's judgment is inherently subjective and a number of factors are outside Management's knowledge and control. Additionally, historical information is not always an accurate indication of future events.

     Accrual for Termite Contract Damages - Accrual for termite contract damages represents the estimated costs of reapplications, repair claims, associated labor, chemicals and other costs. The Company contracts an independent third party actuary to provide the Company a range of estimated liability based upon historical claims information. The actuarial study is a major consideration in determining the accrual balance along with Management's knowledge of changes in business practices, contract changes, ongoing claims and termite remediation trends. The reserve is established based on all these factors. Management makes judgments utilizing these operational factors but recognizes that they are inherently subjective due to the difficulty in predicting settlements and awards. Other factors that may impact future cost include chemical life expectancy and governmental regulation.

     Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. In management's opinion, cash and cash equivalents are with high credit quality financial institutions and concentration of credit risk is limited. At times, cash balances may exceed insured limits. The Company periodically reviews its trade receivables and establishes an allowance for uncollectible accounts. Management feels the credit risk beyond the established allowance is limited.

     Retirement Plan - The Company has a 401(k) retirement savings plan (the "Plan") for all of its employees who meet certain eligibility criteria whereby it contributes 3% of employee annual compensation. The Plan also requires the Company to contribute 50% of employee contributions limited to 1.5% on the first 3% of employee compensation. The Plan also contains a feature allowing additional contributions from Company profits which may be awarded each year at the discretion of management. These amounts are allocated to participants based on the ratio of the participant's compensation to the total compensation of all participants.

     Deferred Compensation Plan - The Company has a Deferred Compensation Plan providing certain employees with the opportunity to participate in the program. Under the program, participants may defer up to 20% of their base compensation and up to 100% of bonuses earned. Amounts deferred are invested by the Company. The assets of the plan are segregated and consist of various marketable securities and other liquid assets as determined by the participants, and remain the sole property of the Company until such time when the amounts are distributed to the participants. The program is not qualified under Section 401 of the Internal Revenue Code.

     In addition, the Company has certain agreements with four of its current or retired executives whereby the Company will make or continue payments upon retirement of the respective individual for a ten year period (Note 8).

     Income Taxes - Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     The Company (except for two of its subsidiaries) has elected under Section 1361 of the Internal Revenue Code and under certain state statutes to be taxed as an S Corporation. Under these provisions, all earnings and losses of the Company for federal and state income tax reporting purposes are reported on the income tax returns of the shareholders. Other than the two subsidiaries referred to above, no provision has been made for federal income taxes. The Company is subject to state income taxes at a reduced rate.

     New Accounting Standard - In December 2002, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). The
interpretation requires that a variable interest entity be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 are effective for all variable interest entities created or acquired after January 31, 2003. In December 2003, the Financial Accounting Standards Board issued a revision to FIN 46 referred to as Interpretation No. 46(R). Among other provisions, the revision extends the adoption date of FIN 46 (R) to the first quarter of 2004 for variable interest entities created prior to February 1, 2003. The believes the adoption of the Interpretation, with respect to variable interest entities created prior to February 1, 2003, will not have a material impact on the financial position, results of operations or liquidity of the Company. During 2003, the Company adopted FIN 46 with respect to franchise entities created after January 31, 2003. The adoption did not have a significant effect on the Company's financial position or results of operations.

Note 2 -  Property, Plant and Equipment:

     Property, plant and equipment consist of the following:

                                                 March 31,
                                                   2004
                                               (unaudited)
                                               -----------
Land                                            $    530
Buildings and improvements                         4,659
Office furniture and equipment                     4,141
Service equipment                                  3,145
                                               -----------
                                                  12,475
Less: Accumulated depreciation                     7,247
                                               -----------
                                                $  5,228
                                               ===========

Note 3 -  Intangible Assets:

     Intangible assets consist of the following:

                                                 March 31,
                                                   2004
                                               (Unaudited)
                                               -----------
Customer lists                                  $  2,294
Computer software                                  1,111
Non-compete agreements                               819
Goodwill                                             121
Other                                                131
                                               -----------
                                                   4,476
Less: Accumulated amortization                     2,217
                                               -----------
                                                $  2,259
                                               ===========

Note 4 -  Accounts Payable and Accrued Expenses:

     Accounts payable and accrued expenses consist of the following:

                                                                 March 31,
                                                                   2004
                                                                (Unaudited)
                                                                -----------
Accounts payable                                                 $  3,712
Accrued payroll and bonuses                                         5,115
Accrued insurance costs                                             2,447
Accrued profit sharing and 401(k) contributions                     2,098
Accrual for termite contract damages                                  372
Other accrued expenses                                              1,792
                                                                -----------
                                                                 $ 15,536
                                                                ===========

Note 5 -  Long-term Debt:

     Long-term debt at March 31, 2004, consists of the following:

First mortgage payable in monthly installments plus interest, collateralized by land and buildings:

                                                                      March 31,
                        Monthly        Interest          Due              2004
   Property           Installment        Rate            Date        (Unaudited)
-------------------------------------------------------------------------------
Richmond, VA           $     2          8.20%       January 2009      $    113
Wilmington, DE               1          7.6         December 2012           59
Fairfax, VA                  3          8.0          March 2013            273
Paramus, NJ                  2          7.75        November 2009          188


Other notes payable, due through 2005                                      105
                                                                      ---------
                                                                           738
Less: Current maturities                                                   169
                                                                      ---------
                                                                       $   569
                                                                      =========

Note 6 -  Subsequent Event:

     On April 30, 2004, the Company sold its pest-control operations and certain other assets for approximately $110.0 million, receiving cash and marketable securities.

     In conjunction with the sale of the pest-control operations, the Company agreed to pay three of the four employees under its deferred compensation agreement, the present value of their future retirement benefits totaling approximately $950. The fourth employee, who retired in 2001, will be paid $101 per annum through 2022.

(b) Pro Forma financial information required pursuant to Article 11 of Regulation S-X:

     The pro forma financial statements give pro forma effect to the acquisition by the Company of Western Pest Services for approximately $110.0 million (the "Acquisition"). The Purchase Price was funded with cash on hand, the sale of property located in Okeechobee County, Florida and a $15.0 million dollar senior unsecured revolving credit facility with Wachovia Bank NA. The unaudited pro forma consolidated balance sheet was prepared as if the Acquisition occurred as of March 31, 2004. The unaudited pro forma consolidated statement of income for the year ended December 31, 2003 was prepared as if the Acquisition occurred as of January 1, 2003. The unaudited pro forma consolidated statement of income for the three months ended March 31, 2004 was prepared as if the Acquisition occurred as of January 1, 2004.

     The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustment to reflect the allocation of the purchase price is based upon the preliminary information currently available, which may be revised, as additional information becomes available. The notes to the unaudited pro forma financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements. Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what the Company's financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project the Company's financial performance for any future period. The pro forma statements of income do not reflect any synergies or other operating benefits that may be realized as the Company integrates Western Pest Services with the Company's existing operations.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                 (in thousands)
                                                                                                 Pro Forma             Pro Forma
                                                              Rollins, Inc.     Western        Adjustments for           for the
                            ASSETS                             Historical      Pest (a)       the Acquisition          Acquisition
                                                             ---------------------------------------------------------------------
CURRENT ASSETS:

   Cash and equivalents                                        $  97,888      $  6,376           $  (93,836) (b,c,d,m)   $  10,428
   Securities available-for-sale                                     ---         2,627               (2,627) (m)               ---
   Trade receivables, net                                         45,549         8,021               (3,653) (k)            49,917
   Note receivable                                                   ---            10                5,368  (d)             5,378
   Materials and supplies                                         10,147         1,755                                      11,902
   Deferred Income Taxes                                          20,580         3,213               (3,213) (j)            20,580
   Prepaid expenses and other current assets                      10,092         3,008               (1,165) (k,m)          11,935
                                                              ---------------------------------------------------------------------
              Total Current Assets                               184,256        25,010              (99,126)               110,140
                                                              ---------------------------------------------------------------------

   Equipment and Property, net                                    34,618         5,228               10,653  (b,k)          50,499
   Cash surrender value of officers' life insurance                              3,954               (3,518) (m)               436
   Goodwill                                                       72,521                             34,865  (b)           107,386
   Customer Contracts and Other Intangible Assets                 28,924         2,259               57,148  (b,m)          88,331
   Deferred income taxes                                          17,287                                                    17,287
   Other Assets                                                   25,350           309                 (179) (m)            25,480
   Other-Deferred Compensation Plan                                  ---         4,170                                       4,170
                                                              ---------------------------------------------------------------------
              Total Assets                                     $ 362,956      $ 40,930           $     (157)             $ 403,729
                                                              =====================================================================

             LIABILITIES AND STOCKHOLDERS' EQUITY


   Accounts payable                                            $  15,325        3,712                (3,117) (k)            15,920
   Accrued Insurance                                              13,050        2,447                                       15,497
   Accrued Compensation and Related Liabilities                   26,913        7,213                                       34,126
   Unearned Revenue                                               50,702        7,816                                       58,518
   Accrual for Termite Contracts                                  21,500          372                                       21,872
   Other Current Liabilities                                      23,983        2,442                  (845) (d,j,m)        25,580
   Line-of-Credit Borrowing                                          ---          ---                15,000  (c)            15,000
                                                              ---------------------------------------------------------------------
              Total Current Liabilities                          151,473       24,002                11,039                186,513

   Accrued Insurance, Less Current Portion                        24,764                                                    24,764
   Accrual for Termite Contracts, Less Current Portion            22,135                                                    22,135
   Long-Term Accrued Liabilities                                  16,741          592                  (592) (m)            16,741
   Deferred Compensation Plan                                                   6,109                  (952) (m)             5,157
   Unearned Revenue                                                  ---          576                                          576
                                                              ---------------------------------------------------------------------
              Total Liabilities                                  215,113       31,279                 9.494                255,886
                                                              ---------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Common Stock                                                   45,399                                                    45,399
   Additional Paid-In Capital                                      7,025                                                     7,025
   Western Pest Shareholders' Equity                                            9,651                (9,651)
   Accumulated Other Comprehensive Loss                             (300)                                                     (300)
   Retained earnings                                              95,719          ---                                       95,719
                                                              ---------------------------------------------------------------------
              Total Stockholders' Equity                         147,843        9,651                (9,651)               147,843
                                                              ---------------------------------------------------------------------
              Total Liabilities and Stockholders' Equity       $ 362,956      $40,930            $     (157)             $ 403,729
                                                              =====================================================================

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                                Pro Forma               Pro Forma
                                                Rollins, Inc.   Western      Adjustments for             for the
                                                 Historical     Pest (a)     the Acquisition          Acquisition
                                               ---------------------------------------------------------------------
REVENUES                                        $ 677,013      $ 98,374       $  (25,832)  (k,l)        $ 749,555
COSTS AND EXPENSES:
     Cost of Services Provided                    362,422        53,722          (18,590)  (k,l)          397,554
     Depreciation and Amortization                 20,179         1,686            5,469   (e,k)           27,334
     Sales, General and Administrative            236,514        42,021           (5,896)  (e,k)          272,639
     (Gain)/Loss on Sale of Assets                 (1,700)                                                 (1,700)
     Interest Income/expense                         (432)         (198)           1,640   (f)              1,010
                                               ---------------------------------------------------------------------
                                                  616,983        97,231          (17,377)                 696,837
                                               ---------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                         60,030         1,143           (8,455)                  52,718

PROVISION FOR INCOME TAXES                         24,269           313           (3,219)  (g)             21,363
                                               ---------------------------------------------------------------------
NET INCOME                                      $  35,761      $    830       $   (5,236)               $  31,355
                                               =====================================================================

EARNINGS PER SHARE - BASIC
     Net Income                                 $    0.79                                               $    0.70

EARNINGS PER SHARE - DILUTED
     Net Income                                 $    0.77                                               $    0.68

  Average Shares Outstanding - Basic               45,069                                                  45,069

  Average Shares Outstanding - Diluted             46,206                                                  46,206

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 31, 2004
                      (in thousands, except per share data)

                                                                                Pro Forma               Pro Forma
                                                Rollins, Inc.   Western      Adjustments for             for the
                                                 Historical     Pest (a)     the Acquisition          Acquisition
                                               ---------------------------------------------------------------------
REVENUES                                        $ 158,692      $ 24,642       $   (5,506)  (k,l)        $ 177,828
COSTS AND EXPENSES:
     Cost of Services Provided                     85,357        13,239           (4,225)  (k,l)           94,371
     Depreciation and Amortization                  4,657           401            1,390   (h)              6,448
     Sales, General and Administrative             54,175         8,803           (1,242)  (h)             61,736
     Loss on Sale of Assets                             1                                                       1
     Interest Income/expense                         (150)           23              333   (i)                206
                                               ---------------------------------------------------------------------
                                                  144,040        22,466           (3,744)                 162,762
                                               ---------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                         14,652         2,176           (1,762)                  15,066

PROVISION FOR INCOME TAXES                          5,934            32             (136)  (j)              6,102
                                               ---------------------------------------------------------------------
NET INCOME                                      $   8,718      $  2,144       $   (1,898)               $   8,964
                                               =====================================================================

EARNINGS PER SHARE - BASIC
     Net Income                                 $    0.19                                               $    0.22

EARNINGS PER SHARE - DILUTED
     Net Income                                 $    0.19                                               $    0.21


  Average Shares Outstanding - Basic               45,298                                                  45,298

  Average Shares Outstanding - Diluted             46,643                                                  46,643

                    WESTERN INDUSTRIES, INC. AND SUBSIDIARIES
              NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

a)   Represents  the  unaudited   historical  financial  statements  of  Western
     Industries, Inc. for the twelve months ended December 31, 2003 and as of March 31, 2004 and for the three months then ended.

b) To reflect the Company's acquisition of Western Pest Service for a total purchase cost of approximately $110.0 million. The purchase price was funded with cash on hand, the sale of property located in Okeechobee County, Florida and a $15.0 million senior unsecured revolving credit facility with Wachovia Bank NA. The credit facility was repaid in full by the end of May 2004. The excess of purchase cost over the carrying amount of the net assets acquired has been allocated as follows:

 Real Estate                                                  $  11,170
 Customer Contracts                                              50,500
 Trade Name                                                       3,900
 Patents                                                            130
 Non compete agreement                                              400
 Goodwill                                                        34,865
                                                              ----------
                                                              $ 100,965
                                                              ==========

c) To record the additional borrowing of $15.0 million senior unsecured revolving credit facility with Wachovia Bank NA used to finance the purchase of Western Pest Services. The credit facility was repaid in full by the end of May 2004.

d) To record the purchase and subsequent sale of Residex Corporation to an industry distribution group. No gain or loss was recognized on the transaction.

 Cash paid                                                        $ (5,226)
 Note receivable assumed                                             5,368
 Note payable assumed                                                 (457)
 Cash received                                                         315
                                                                 -----------
 Net Gain/(Loss) on Purchase and Subsequent Sale                  $    ---

e) To reflect additional annual depreciation and amortization on the step up basis related to the tangible and intangible assets acquired, based upon the following depreciation/amortization periods.

                                            Asset                     Annual
                                            Value         Years       Expense
                                          ---------       -----    -----------
Goodwill                                  $ 34,865         n/a     $      0
Customer Contracts-Residential              13,200           8        1,650
Customer Contracts-Commercial               30,900          10        3,090
Customer Contracts-Termite                   5,400          10          540
Customer Contracts-Fumigation                1,000         2.5          400
Trade Name                                   3,900         n/a            0
Patents                                        130         2.5           52
Non Compete Agreements                         400           5           80
                                                                   -----------
                                           Total                   $  5,812

In accordance with Statement of Financial Accounting Standard No. 142, goodwill resulting from the acquisition is not amortized.

Additional annual depreciation expense based on the increase in cost for buildings purchased is calculated as follows:

Historical carrying value, net            $   2,744
Fair market value                             3,850
Increase in cost                              1,106
Over 20 years                                    20
                                          -----------
Additional annual depreciation expense    $      55

Annual rent savings on real estate acquired totals $313.

f) To reflect additional interest expense (at 4.5% for 12 months) resulting from the acquisition related borrowings.


g) To reflect the income tax effect resulting from the Western income and pro forma adjustments as if taxed as a C-Corporation using an applicable tax rate of 40.5%.

h) To reflect additional depreciation and amortization for the three months on the step up basis related to the tangible and intangible assets acquired, based upon the following depreciation/amortization periods.

                                                               Asset                     Annual             3 Months
                                                               Value         Years      Expense             Expense
                                                              --------------------------------------------------------
 Goodwill                                                       $34,865       n/a       $    0               $    0
 Customer Contracts-Residential                                  13,200         8        1,650                  413
 Customer Contracts-Commercial                                   30,900        10        3,090                  773
 Customer Contracts-Termite                                       5,400        10          540                  135
 Customer Contracts-Fumigation                                    1,000         3          400                  100
 Trade Name                                                       3,900       n/a            0                    0
 Patents                                                            130         3           52                   13
 Non Compete Agreements                                             400         5           80                   20
                                                              --------------------------------------------------------
                                                             Total                      $5,812               $1,454

In accordance with Statement of Financial Accounting Standard No. 142, goodwill resulting from the acquisition is not amortized.

Additional depreciation expense for the 3 months is based on the increase in basis for buildings purchased, calculated as follows:

 Historical basis on Western, net                            $2,744
 Fair market value per valuation report                       3,850
 Increase in basis                                            1,106
 Over 20 years                                                   20
                                                             -------
 Additional depreciation expense                             $   14 for 3 months

Rent savings on real estate acquired totals $80 for 3 months

i) To record additional interest expense of $169 (at 4.5% for 3 months) resulting from the acquisition related borrowings and a reduction of interest income on previously invested cash used to fund the acquisition.

j) To reflect the income tax effect resulting from the Western income and pro forma adjustments as if taxed as a C-Corporation using an applicable tax rate of 40.5%.

k) Assets, liabilities, revenues and expenses have been adjusted to exclude the operations of Residex Corporation, which was purchased on April 30, 2004 and subsequently sold to an industry distribution group on April 30, 2004, with no gain or loss recognized on the transaction.

l) Revenues and Costs of Services Provided were adjusted to reflect the discontinuation of providing services on behalf of Copesan, the nationwide consortium of regional pest control companies that service national accounts.

m) Certain assets and liabilities that were not purchased and assumed by the Company as part of the purchase agreement were adjusted accordingly.

(c) Exhibits.

     (2)(i) Asset Purchase Agreement by and among Orkin, Inc. (as assigned to Rollins, Inc.) and Western Industries, Inc., Western Exterminating Company, Inc. et al. dated March 8, 2004 incorporated herein by reference to Exhibit
     (2) (i) as filed with its Form 10-Q for the quarter ended March 31, 2004, as amended.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ROLLINS, INC.


Date:  July 16, 2004                 By: /s/ Gary W. Rollins
                                         -------------------------------
                                             Gary W. Rollins
                                             Chief Executive Officer, President
                                              and Chief Operating Officer





Date:  July 16, 2004                 By:  /s/ Harry J. Cynkus
                                          ------------------------------
                                              Harry J. Cynkus
                                              Chief Financial Officer and
                                               Treasurer